CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in Post-Effective Amendment
No. 54 to Registration Statement No. 033-59692 on Form N-1A of our reports dated May 14, 2004, relating to the financial statements and financial highlights which appear in the March 31, 2004 Annual Reports to Shareholders of Nova Fund, Ursa Fund, OTC Fund, Arktos Fund, Medius Fund, Mekros Fund, U.S. Govenment Bond Fund, Juno Fund, Large-Cap Europe Fund, Large-Cap Japan Fund, Small-Cap Value Fund, Mid-Cap Value Fund, Large-Cap Value Fund, Small-Cap Growth Fund, Mid-Cap Growth Fund, Large-Cap Growth Fund, Inverse Small-Cap Fund, Inverse Mid-Cap Fund, U.S. Government Money Market Fund, Nova Master Portfolio, Ursa Master Portfolio, Arktos Master Portfolio, Juno Master Portfolio, Banking Fund, Basic Materials Fund, Biotechnology Fund, Consumer Products Fund, Electronics Fund, Energy Fund, Energy Services Fund, Financial Services Fund, Health Care Fund, Internet Fund, Leisure Fund, Precious Metals Fund, Real Estate Fund, Retailing Fund, Technology Fund, Telecommunications Fund, Transportation Fund, Utilities Fund, Secotr Rotation Fund and Core Equity Fund (collectively the forty-three Funds and Portfolios of the Rydex Series Funds), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland
July 28, 2004